Pilgrim’s Pride Reports Second Quarter 2023 Results with $4.3 Billion in Net Sales and Operating Income of $100.3 Million

GREELEY, Colo., July 26, 2023 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its second quarter 2023 financial results.

Second Quarter Highlights
•Net Sales of $4.3 billion.
•GAAP Net Income of $60.9 million and GAAP EPS of $0.25. Adjusted Net Income of $105.3 million or Adjusted EPS of $0.44.
•Consolidated GAAP operating income margin of 2.3%.
•Adjusted EBITDA of $248.7 million, or a 5.8% margin, with adjusted EBITDA margins of 4.6% in the U.S., 5.2% in the U.K. & Europe, and 12.2% in Mexico.
•All regions improved financial performance relative to prior quarter given operational excellence efforts, our portfolio diversification, higher attribute programs and branded offerings, in partnership with our Key Customers.
•The diversification across bird sizes and our operational excellence efforts enabled margin growth in our U.S. Fresh business relative to prior quarter, despite continuing challenging market conditions in the commodity Big Bird business.
•Our U.S. Prepared Foods business momentum continued in branded fully cooked products as Just Bare® and Pilgrim’s® collectively grew over 56% year over year, with E-commerce remaining a driving force in their growth as sales increased 125% year over year.
•Our U.K. and Europe business continue its margin growth trajectory, given benefits from our ongoing manufacturing network optimization program, growth with Key Customers, and synergies from back office integration.
•Mexico improved as supply and demand fundamentals became increasingly balanced and challenges from live operations are reduced, while we continue to grow our value-added programs and brands.
•Our organic growth programs to support our Key Customers and our strategy of portfolio diversification remain on track. Both our expansion project at our Athens, Georgia facility and our new protein conversion plant in South Georgia remain on track to be fully operational by the beginning of 2024.
•Our leadership journey in Sustainability continued as we completed an inventory of our GHG emissions footprint for our global supply chain and implemented a variety of programs and systems to reduce our energy usage which will be highlighted in our 2022 Sustainability Report to be published in the third quarter.

(Unaudited)	Three Months Ended				Six Months Ended
	June 25, 2023	June 26, 2022	Y/Y Change		June 25, 2023	June 26, 2022	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,308.1	$4,631.6	(7.0)%		$8,473.7	$8,872.0	(4.5)%
U.S. GAAP EPS	$0.25	$1.50	(83.3)%		$0.28	$2.65	(89.4)%
Operating income	$100.3	$512.9	(80.4)%		$131.6	$914.9	(85.6)%
Adjusted EBITDA(1)	$248.7	$623.3	(60.1)%		$400.7	$1,125.0	(64.4)%
Adjusted EBITDA margin(1)	5.8%	13.5%	-7.7	pts	4.7%	12.7%	-8.0	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
“Throughout the past 12 months, our consistent execution and focus on portfolio diversification, growth with Key Customers, and operational excellence has been instrumental in our ability to navigate extremely volatile market conditions. Our business profitability increased quarter over quarter yet again despite challenges in overall protein availability and lingering inflation,” said Fabio Sandri, Chief Executive Officer.
In the U.S., margins significantly improved from the first quarter despite continuing challenges in the market conditions of the commodity Big Bird segment, given an intense focus on our operational excellence efforts. Case Ready and Small Bird maintained steady performance while cultivating promotional activity and growth with Key Customers. Prepared Foods continues its branded momentum as Just Bare® and Pilgrim’s® sales collectively grew over 56% from last year.
“Q2 was still challenging for the commodity segment. Although market conditions have recently improved, the team is in the process of executing a variety of action items to further drive operational excellence. We maintain our commitment to profitable growth through our continued investment in automation, expansion at our Athens, Georgia facility, and construction of a new protein conversion plant in South Georgia,” remarked Fabio Sandri.
As for the U.K. and Europe business, momentum continued as profitability grew for the fifth straight quarter given benefits from recent network optimization, continued cost recovery efforts, and growth with Key Customers through innovation and strong service levels.
“Throughout the past year, the team has been exceptionally diligent in driving cost efficiencies throughout our manufacturing network, recovery of inflationary impacts, and synergies from back office integration. We are pleased with the remarkable progress over the past year, we will continue to explore opportunities to profitably grow our business,” said Fabio Sandri.
Mexico results improved relative to both first quarter and prior year as supply and demand fundamentals became progressively balanced, overall live performance improved, and interest in our branded offerings increased.
“Throughout the past several quarters, Mexico maintained strong service levels to Key Customers and grew its branded presence despite challenges in live operations. We commend the team for their rapid response and operational excellence efforts to alleviate these issues. Our continued investments in this region will further lessen future potential concerns and provide the foundation for additional profitable growth,” remarked Fabio Sandri.
Pilgrim’s continues to make progress in Sustainability as it recently completed an inventory of its GHG emissions footprint. These efforts have been further amplified by energy audits, installation of metering systems, and training at its US locations.
“The completion of our GHG inventory strengthens the foundation to reduce our emissions footprint throughout our supply chain. Equally important, we have implemented a variety of tools and management processes to evaluate our progress and identify additional opportunities in our production facilities,” said Fabio Sandri.

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 27, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc230727.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 25, 2023	December 25, 2022
	(In thousands)
Cash and cash equivalents	$730,980	$400,988
Restricted cash and restricted cash equivalents	46,030	33,771
Trade accounts and other receivables, less allowance for credit losses	1,163,425	1,097,212
Accounts receivable from related parties	1,697	2,512
Inventories	2,047,817	1,990,184
Income taxes receivable	133,747	155,859
Prepaid expenses and other current assets	241,138	211,092
Total current assets	4,364,834	3,891,618
Deferred tax assets	17,949	1,969
Other long-lived assets	21,989	41,574
Operating lease assets, net	281,159	305,798
Intangible assets, net	868,095	846,020
Goodwill	1,282,946	1,227,944
Property, plant and equipment, net	3,085,539	2,940,846
Total assets	$9,922,511	$9,255,769

Accounts payable	$1,515,540	$1,587,939
Accounts payable to related parties	14,718	12,155
Revenue contract liabilities	61,233	34,486
Accrued expenses and other current liabilities	934,396	850,899
Income taxes payable	15,487	58,411
Current maturities of long-term debt	985	26,279
Total current liabilities	2,542,359	2,570,169
Noncurrent operating lease liabilities, less current maturities	213,350	230,701
Long-term debt, less current maturities	3,699,607	3,166,432
Deferred tax liabilities	336,579	364,184
Other long-term liabilities	58,028	71,007
Total liabilities	6,849,923	6,402,493
Common stock	2,619	2,617
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,973,498	1,969,833
Retained earnings	1,815,142	1,749,499
Accumulated other comprehensive loss	(187,342)	(336,448)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,059,230	2,840,814
Noncontrolling interest	13,358	12,462
Total stockholders’ equity	3,072,588	2,853,276
Total liabilities and stockholders’ equity	$9,922,511	$9,255,769

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands, except per share data)
Net sales	$4,308,091	$4,631,648	$8,473,719	$8,872,043
Cost of sales	4,029,666	3,954,877	8,022,247	7,653,292
Gross profit	278,425	676,771	451,472	1,218,751
Selling, general and administrative expense	148,436	163,867	282,114	303,834
Restructuring activities	29,718	—	37,744	—
Operating income	100,271	512,904	131,614	914,917
Interest expense, net of capitalized interest	47,152	38,112	89,814	74,408
Interest income	(7,628)	(1,010)	(11,228)	(2,284)
Foreign currency transaction losses	16,395	2,758	34,538	14,294
Miscellaneous, net	(1,331)	(1,688)	(23,984)	(2,012)
Income before income taxes	45,683	474,732	42,474	830,511
Income tax expense (benefit)	(15,225)	112,711	(24,065)	187,930
Net income	60,908	362,021	66,539	642,581
Less: Net income (loss) attributable to noncontrolling interests	452	(95)	896	27
Net income attributable to Pilgrim’s Pride Corporation	$60,456	$362,116	$65,643	$642,554

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	236,733	240,366	236,659	242,018
Effect of dilutive common stock equivalents	476	607	527	619
Diluted	237,209	240,973	237,186	242,637

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.26	$1.51	$0.28	$2.65
Diluted	$0.25	$1.50	$0.28	$2.65

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 25, 2023	June 26, 2022
	(In thousands)
Cash flows from operating activities:
Net income	$66,539	$642,581
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	203,114	201,996
Deferred income tax benefit	(56,151)	(35,538)
Loss (gain) on property disposals	(9,316)	2,718
Loan cost amortization	4,733	2,827
Asset impairment	4,011	—
Stock-based compensation	3,300	4,346
Accretion of discount related to Senior Notes	980	859
Loss on equity-method investments	328	4
Changes in operating assets and liabilities:
Trade accounts and other receivables	(54,971)	(216,523)
Inventories	(45,242)	(309,360)
Prepaid expenses and other current assets	(27,754)	13,173
Accounts payable, accrued expenses and other current liabilities	5,139	96,083
Income taxes	9,933	21,959
Long-term pension and other postretirement obligations	944	(1,717)
Other operating assets and liabilities	(16,246)	(2,189)
Cash provided by operating activities	89,341	421,219
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(286,630)	(196,205)
Proceeds from insurance recoveries	20,681	—
Proceeds from property disposals	15,008	2,362
Purchase of acquired business, net of cash acquired	—	(4,847)
Cash used in investing activities	(250,941)	(198,690)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	1,078,032	351,065
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(565,658)	(170,022)
Payments of capitalized loan costs	(10,353)	(3,052)
Payment of equity distribution under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	(1,592)	(1,961)
Purchase of common stock under share repurchase program	—	(119,989)
Cash provided by financing activities	500,429	56,041
Effect of exchange rate changes on cash and cash equivalents	3,422	(6,067)
Increase in cash, cash equivalents and restricted cash	342,251	272,503
Cash, cash equivalents and restricted cash, beginning of period	434,759	450,121
Cash, cash equivalents and restricted cash, end of period	$777,010	$722,624

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) costs related to litigation settlements, (3) restructuring activities losses, (4) transaction costs related to acquisitions, (5) property insurance recoveries for Mayfield, Kentucky tornado property damage losses, and (6) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands)
Net income	$60,908	$362,021	$66,539	$642,581
Add:
Interest expense, net(a)	39,524	37,102	78,586	72,124
Income tax expense (benefit)	(15,225)	112,711	(24,065)	187,930
Depreciation and amortization	104,857	99,854	203,114	201,996
EBITDA	190,064	611,688	324,174	1,104,631
Add:
Foreign currency transaction losses(b)	16,395	2,758	34,538	14,294
Litigation settlements(c)	13,000	8,482	24,200	8,982
Restructuring activities losses(d)	29,718	—	37,744	—
Transaction costs related to acquisitions(e)	—	255	—	972
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	—	—	19,086	3,815
Net income (loss) attributable to noncontrolling interest	452	(95)	896	27
Adjusted EBITDA	$248,725	$623,278	$400,674	$1,125,037
(a)Interest expense, net, consists of interest expense less interest income.

(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the twelve months ended June 25, 2023 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 26, 2022 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 25, 2022 and (2) the applicable unaudited consolidated income statement data for the six months ended June 25, 2023.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	September 25, 2022	December 25, 2022	March 26, 2023	June 25, 2023	June 25, 2023
	(In thousands)
Net income (loss)	$258,999	$(155,042)	$5,631	$60,908	$170,496
Add:
Interest expense, net	34,222	37,298	39,062	39,524	150,106
Income tax expense (benefit)	65,749	25,256	(8,840)	(15,225)	66,940
Depreciation and amortization	98,966	102,148	98,257	104,857	404,228
EBITDA	457,936	9,660	134,110	190,064	791,770
Add:
Foreign currency transaction losses	54	16,469	18,143	16,395	51,061
Litigation settlements	19,300	5,804	11,200	13,000	49,304
Restructuring activities losses	—	30,466	8,026	29,718	68,210
Transaction costs related to acquisitions	—	(24)	—	—	(24)
Minus:
Property insurance recoveries for Mayfield tornado losses	16,182	(417)	19,086	—	34,851
Net income (loss) attributable to noncontrolling interest	647	(66)	444	452	1,477
Adjusted EBITDA	$460,461	$62,858	$151,949	$248,725	$923,993

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands)
Net income	$60,908	$362,021	$66,539	$642,581	1.41%	7.82%	0.79%	7.24%
Add:
Interest expense, net	39,524	37,102	78,586	72,124	0.92%	0.80%	0.93%	0.81%
Income tax expense (benefit)	(15,225)	112,711	(24,065)	187,930	(0.35)%	2.43%	(0.28)%	2.12%
Depreciation and amortization	104,857	99,854	203,114	201,996	2.43%	2.15%	2.39%	2.27%
EBITDA	190,064	611,688	324,174	1,104,631	4.41%	13.20%	3.83%	12.44%
Add:
Foreign currency transaction losses	16,395	2,758	34,538	14,294	0.38%	0.05%	0.40%	0.16%
Litigation settlements	13,000	8,482	24,200	8,982	0.30%	0.18%	0.29%	0.10%
Restructuring activities losses	29,718	—	37,744	—	0.69%	—%	0.45%	—%
Transaction costs related to business acquisitions	—	255	—	972	—%	0.01%	—%	0.01%
Minus:
Property insurance recoveries for Mayfield tornado losses	—	—	19,086	3,815	—%	—%	0.23%	0.04%
Net income attributable to noncontrolling interest	452	(95)	896	27	0.01%	—%	0.01%	—%
Adjusted EBITDA	$248,725	$623,278	$400,674	$1,125,037	5.77%	13.44%	4.73%	12.67%

Net sales	$4,308,091	$4,631,648	$8,473,719	$8,872,043	$4,308,091	$4,631,648	$8,473,719	$8,872,043

Adjusted EBITDA by segment figures s are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	June 25, 2023				June 26, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(21,335)	$11,929	$70,314	$60,908	$308,386	$12,111	$41,524	$362,021
Add:
Interest expense, net(a)	43,538	(623)	(3,391)	39,524	35,944	454	704	37,102
Income tax expense (benefit)	(14,026)	(6,730)	5,531	(15,225)	102,557	(2,085)	12,239	112,711
Depreciation and amortization	63,759	35,279	5,819	104,857	59,987	33,710	6,157	99,854
EBITDA	71,936	39,855	78,273	190,064	506,874	44,190	60,624	611,688
Add:
Foreign currency transaction losses (gains)(b)	28,546	(1,482)	(10,669)	16,395	5,272	(1,637)	(877)	2,758
Litigation settlements(c)	13,000	—	—	13,000	8,482	—	—	8,482
Restructuring activities losses(d)	—	29,718	—	29,718	—	—	—	—
Transaction costs related to acquisitions(e)	—	—	—	—	255	—	—	255
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	—	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interest	—	—	452	452	—	—	(95)	(95)
Adjusted EBITDA	$113,482	$68,091	$67,152	$248,725	$520,883	$42,553	$59,842	$623,278
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Six Months Ended				Six Months Ended
	June 25, 2023				June 26, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(74,925)	$32,742	$108,722	$66,539	$542,853	$262	$99,466	$642,581
Add:
Interest expense, net(a)	84,903	(821)	(5,496)	78,586	71,310	1,036	(222)	72,124
Income tax expense (benefit)	(30,848)	(807)	7,590	(24,065)	173,415	(11,716)	26,231	187,930
Depreciation and amortization	123,996	67,556	11,562	203,114	120,379	69,265	12,352	201,996
EBITDA	103,126	98,670	122,378	324,174	907,957	58,847	137,827	1,104,631
Add:
Foreign currency transaction losses (gains)(b)	48,859	(2,098)	(12,223)	34,538	18,573	(1,641)	(2,638)	14,294
Litigation settlements(c)	24,200	—	—	24,200	8,982	—	—	8,982
Restructuring activities losses(d)	—	37,744	—	37,744	—	—	—	—
Transaction costs related to acquisitions(e)	—	—	—	—	847	125	—	972
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	19,086	—	—	19,086	3,815	—	—	3,815
Net income attributable to noncontrolling interest	—	—	896	896	—	—	27	27
Adjusted EBITDA	$157,099	$134,316	$109,259	$400,674	$932,544	$57,331	$135,162	$1,125,037
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands)
GAAP operating income, U.S. operations	$37,265	$453,198	$9,159	$808,273
Litigation settlements	13,000	8,482	24,200	8,982
Transaction costs related to acquisitions	—	255	—	847
Adjusted operating income, U.S. operations	$50,265	$461,935	$33,359	$818,102

Adjusted operating income margin, U.S. operations	2.1%	15.9%	0.7%	14.9%

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands)
GAAP operating income, U.K. and Europe operations	$2,513	$7,848	$27,774	$(13,792)
Transaction costs related to acquisitions	—	—	—	125
Restructuring activities losses	29,718	—	37,744	—
Adjusted operating income, U.K. and Europe operations	$32,231	$7,848	$65,518	$(13,667)

Adjusted operating income margin, U.K. and Europe operations	2.5%	0.6%	2.6%	(0.6)%

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands)
GAAP operating income, Mexico operations	$60,719	$51,844	$94,894	$120,408
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$60,719	$51,844	$94,894	$120,408

Adjusted operating income margin, Mexico operations	11.0%	10.7%	9.1%	12.6%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In percent)
GAAP operating income margin, U.S. operations	1.5%	15.6%	0.2%	14.7%
Litigation settlements	0.6%	0.3%	0.5%	0.2%
Transaction costs related to acquisitions	—%	—%	—%	—%
Adjusted operating income margin, U.S. operations	2.1%	15.9%	0.7%	14.9%

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In percent)
GAAP operating income margin, U.K. and Europe operations	0.2%	0.6%	1.1%	(0.6)%
Litigation settlements	—%	—%	—%	—%
Restructuring activities losses	2.3%	—%	1.5%	—%
Adjusted operating income margin, U.K. and Europe operations	2.5%	0.6%	2.6%	(0.6)%

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In percent)
GAAP operating income margin, Mexico operations	11.0%	10.7%	9.1%	12.6%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	11.0%	10.7%	9.1%	12.6%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income (loss) attributable to Pilgrim's certain items of expense and deducting from Net income (loss) attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$60,456	$362,116	$65,643	$642,554
Add:
Foreign currency transaction losses	16,395	2,758	34,538	14,294
Litigation settlements	13,000	8,482	24,200	8,982
Restructuring activities losses	29,718	—	37,744	—
Transaction costs related to acquisitions	—	255	—	972
Minus:
Property insurance recoveries for Mayfield tornado losses	—	—	19,086	3,815
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	119,569	373,611	143,039	662,987
Net tax impact of adjustments(a)	(14,306)	(2,863)	(18,729)	(5,090)
Adjusted net income attributable to Pilgrim's	$105,263	$370,748	$124,310	$657,897
Weighted average diluted shares of common stock outstanding	237,209	240,973	237,186	242,637
Adjusted net income attributable to Pilgrim's per common diluted share	$0.44	$1.54	$0.52	$2.71
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands, except per share data)
GAAP EPS	$0.25	$1.50	$0.28	$2.65
Add:
Foreign currency transaction losses	0.07	0.01	0.15	0.06
Litigation settlements	0.05	0.04	0.09	0.04
Restructuring activities losses	0.13	—	0.16	—
Transaction costs related to acquisitions	—	—	—	—
Minus:
Property insurance recoveries for Mayfield tornado losses	—	—	0.08	0.02
Adjusted EPS before tax impact of adjustments	0.50	1.55	0.60	2.73
Net tax impact of adjustments(a)	(0.06)	(0.01)	(0.08)	(0.02)
Adjusted EPS	$0.44	$1.54	$0.52	$2.71

Weighted average diluted shares of common stock outstanding	237,209	240,973	237,186	242,637
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,446,208	$2,899,879	$4,878,776	$5,481,087
U.K. and Europe	1,310,750	1,245,052	2,550,014	2,437,034
Mexico	551,133	486,717	1,044,929	953,922
Total net sales	$4,308,091	$4,631,648	$8,473,719	$8,872,043

Sources of cost of sales by geographic region of origin:
U.S.	$2,332,103	$2,355,243	$4,726,342	$4,514,447
U.K. and Europe	1,223,722	1,176,097	2,378,793	2,329,000
Mexico	473,615	423,551	916,899	809,873
Elimination	226	(14)	213	(28)
Total cost of sales	$4,029,666	$3,954,877	$8,022,247	$7,653,292

Sources of gross profit by geographic region of origin:
U.S.	$114,105	$544,636	$152,434	$966,640
U.K. and Europe	87,028	68,955	171,221	108,034
Mexico	77,518	63,166	128,030	144,049
Elimination	(226)	14	(213)	28
Total gross profit	$278,425	$676,771	$451,472	$1,218,751

Sources of operating income (loss) by geographic region of origin:
U.S.	$37,265	$453,198	$9,159	$808,273
U.K. and Europe	2,513	7,848	27,774	(13,792)
Mexico	60,719	51,844	94,894	120,408
Elimination	(226)	14	(213)	28
Total operating income	$100,271	$512,904	$131,614	$914,917